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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12
EPIX Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EPIX Pharmaceuticals, Inc.
161 First Street
Cambridge, Massachusetts 02142

April 25, 2005

Dear Stockholder,

        We cordially invite you to attend our 2005 Annual Meeting of Stockholders to be held at 10:00 a.m. on Thursday, June 2, 2005 at the offices of EPIX Pharmaceuticals, Inc. located at 161 First Street, Cambridge, Massachusetts. The attached notice of annual meeting and proxy statement describe the business we will conduct at the meeting and provide information about EPIX that you should consider when you vote your shares.

        When you have finished reading the proxy statement, please promptly vote your shares by marking, signing, dating and returning the proxy card in the enclosed envelope. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

                      Sincerely,
                      MICHAEL D. WEBB
                      Chief Executive Officer

YOUR VOTE IS IMPORTANT.
PLEASE RETURN YOUR PROXY PROMPTLY.

EPIX Pharmaceuticals, Inc.
161 First Street
Cambridge, Massachusetts 02142

April 25, 2005

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

TIME:	10:00 a.m.
DATE:	Thursday, June 2, 2005
PLACE:	161 First Street, Cambridge, Massachusetts
PURPOSES:
1.
To re-elect Christopher F.O. Gabrieli and Michael D. Webb as members of the board of directors to serve a three-year term expiring in 2008.

2.
To approve an amendment and restatement of our EPIX Pharmaceuticals, Inc. Amended and Restated 1992 Incentive Plan, including a 500,000 share increase in the number of shares of our common stock available for issuance under such plan.

3.
To approve an amendment and restatement of our EPIX Pharmaceuticals, Inc. Amended and Restated 1996 Director Stock Option Plan, including a 100,000 share increase in the number of shares of our common stock available for issuance under such plan.

4.
To ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 2005.

5.
To consider any other business that is properly presented at the meeting.

WHO MAY VOTE:

        You may vote if you were the record owner of EPIX stock at the close of business on March 31, 2005. A list of stockholders of record will be available at the meeting and, during the 10 days prior to the meeting, at the office of the Secretary at the above address.

                      By Order of the Board of Directors
                      MICHAEL D. WEBB
                      Secretary

EPIX Pharmaceuticals, Inc.
161 First Street
Cambridge, Massachusetts 02142
(617) 250-6000

PROXY STATEMENT
2005 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why Did You Send Me this Proxy Statement?

        We sent you this proxy statement and the enclosed proxy card because the Board of Directors of EPIX Pharmaceuticals, Inc., a Delaware corporation ("EPIX" or the "Company"), is soliciting your proxy to vote at the 2005 annual meeting of stockholders and any adjournments of the meeting. This proxy statement summarizes the information you need to know to vote at the annual meeting. You do not need to attend the annual meeting to vote your shares. Instead, you may vote your shares by marking, signing, dating and returning the enclosed proxy card.

        On April 27, 2005, we began sending this proxy statement, the attached notice of annual meeting and the enclosed proxy card to all stockholders entitled to vote at the meeting. Only stockholders who owned EPIX common stock at the close of business on March 31, 2005 are entitled to vote at the annual meeting. On this record date, there were 23,257,132 shares of EPIX common stock outstanding. EPIX common stock is our only class of voting stock. We are also sending along with this proxy statement, our 2004 Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2004.

How Many Votes Do I Have?

        Each share of EPIX common stock that you own entitles you to one vote.

How Do I Vote?

        You may vote by signing and mailing your proxy card.

How Do I Vote by Proxy?

        Whether you plan to attend the annual meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the annual meeting and vote.

        If you properly fill in your proxy card and send it to us in time, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the board of directors.

How Does the Board of Directors Recommend That I Vote on the Proposals?

        The board of directors recommends that you vote as follows:

  •
  "FOR" the election of the nominees for director;

  •
  "FOR" the amendment and restatement of our EPIX Pharmaceuticals, Inc. Amended and Restated 1992 Equity Incentive Plan;

  •
  "FOR" the amendment and restatement of our EPIX Pharmaceuticals, Inc. Amended and Restated 1996 Director Stock Option Plan; and

  •
  "FOR" ratification of the selection of independent auditors for our fiscal year ending December 31, 2005.

        If any other matter is presented, your proxyholder will vote your shares in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Revoke My Proxy?

        If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the following ways:

  •
  You may send in another proxy with a later date;

  •
  You may notify the Company's Secretary in writing before the annual meeting that you have revoked your proxy; or

  •
  You may vote in person at the annual meeting.

How Do I Vote in Person?

        If you plan to attend the annual meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on March 31, 2005, the record date for voting.

What Vote is Required to Approve Each Proposal?

Proposal 1: Re-elect Directors	The two nominees for director who receive the most votes (also known as a "plurality" of the votes) will be elected. Abstentions are not counted for purposes of electing directors. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms have authority to vote customers' unvoted shares held by the firms in street name for the election of directors. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.
Proposal 2: Approve Amendment and Restatement of Our EPIX Pharmaceuticals, Inc. Amended and Restated 1992 Incentive Plan
The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the annual meeting is required to approve the amendment and restatement of our EPIX Pharmaceuticals, Inc. Amended and Restated 1992 Incentive Plan. Abstentions will be treated as votes against this proposal. Brokerage firms do not have authority to vote customers' unvoted shares held by the firms in street name on this proposal, therefore, any shares not voted by a customer will be treated as a broker non-vote, such broker non-votes will have no effect on the results of this vote.
Proposal 3: Approve Amendment and Restatement of our EPIX Pharmaceuticals, Inc. Amended and Restated 1996 Director Stock Option Plan
The affirmative vote of the votes present or represented by proxy and entitled to vote at the annual meeting is required to approve the amendment and restatement of our EPIX Pharmaceuticals, Inc. Amended and Restated 1996 Director Stock Option Plan. Abstentions will be treated as votes against this proposal. Brokerage firms do not have authority to vote customers' unvoted shares held by the firms in street name on this proposal, therefore, any shares not voted by a customer will be treated as a broker non-vote, such broker non-votes will have no effect on the results of this vote.

Proposal 4: Ratify Selection of Independent Public Accountants
The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the annual meeting is required to ratify the selection of our independent public accountants. Abstentions will be treated as votes against this proposal. Brokerage firms have authority to vote customers' unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent public accountants. However, if our stockholders do not ratify the selection of Ernst & Young LLP as our independent public accountants for 2005, our Audit Committee of our Board of Directors will reconsider its selection.

Is Voting Confidential?

        We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election, EquiServe Trust Company N.A., examine these documents. We will not disclose your vote to management unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or elsewhere.

What Are the Costs of Soliciting these Proxies?

        We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. In addition, we have retained The Altman Group to assist us in the solicitation of proxies. The Altman Group may contact holders of our common stock by mail or telephone and may request brokers, dealers and other nominee stockholders to forward materials to beneficial owners of shares of our common stock. The Altman Group will receive reasonable and customary compensation for its services (estimated at $12,000) and will be reimbursed for certain customary out-of-pocket expenses.

What Constitutes a Quorum for the Meeting?

        The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

        The annual meeting will be held at 10:00 a.m. on Thursday, June 2, 2005 at the office of EPIX Pharmaceuticals, Inc. located at 161 First Street, Cambridge, Massachusetts. When you arrive at 161 First Street, Cambridge, Massachusetts, signs will direct you to the appropriate meeting room. You need not attend the annual meeting in order to vote.

Voting

        To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting in person. You may vote by mail, using the enclosed proxy card. If you attend the annual meeting, you may also submit your vote in person, and any previous votes that you submitted by mail will be superseded by the vote that you cast at the annual meeting.

Householding of Annual Disclosure Documents

        In December 2000, the Securities and Exchange Commission adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or your broker to send a single set of our annual report and proxy statement to any household at which two or more of our shareholders reside, if we or your broker believe that the shareholders are members of the same family. This practice, referred to as "householding," benefits both you and EPIX. It reduces the volume of duplicate information received at your household and helps to reduce EPIX's expenses. The rule applies to our annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be "householded," the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each shareholder will continue to receive a separate proxy card or voting instruction card.

        If your household received a single set of disclosure documents this year, but you would prefer to receive your own copy, please contact our transfer agent, EquiServe Trust Company, N.A., by calling their toll free number, 1-877-282-1168.

        If you do not wish to participate in "householding" and would like to receive your own set of EPIX's annual disclosure documents in future years, follow the instructions described below. Conversely, if you share an address with another EPIX shareholder and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions:

  •
  If your EPIX shares are registered in your own name, please contact our transfer agent, EquiServe Trust Company, N.A., and inform them of your request by calling them at 1-877 282-1168 or writing them at P.O. Box 219045, Kansas City, MO 64121-9045.

  •
  If a broker or other nominee holds your EPIX shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 18, 2005 for (a) the executive officers named in the Summary Compensation Table on page 12 of this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of February 18, 2005 pursuant to the exercise of options to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 23,227,132 shares of common stock outstanding on February 18, 2005.

	Shares Beneficially Owned
Name and Address
	Number	Percent
FMR Corp. (1) 82 Devonshire Street Boston, MA 02109	2,339,114	10.07%
Stichting Pensioenfonds ABP (2) Oude Lindestraat 70, Postbus 2889, 6401 DL Heerlen The Kingdom of the Netherlands	2,289,773	9.86%
Brown Advisory Holdings Incorporated Duke Buchan III (3) 901 South Bond Street Baltimore, MD 21231	1,207,276	5.20%
Hunter Global Investors L.P. (4) 485 Madison Avenue New York, NY 10022	1,202,685	5.18%
Michael D. Webb (5)	540,066	2.28%
Peyton J. Marshall, Ph.D. (6)	102,625	*
Alan P. Carpenter, Ph.D., J.D. (7)	101,000	*
Robert Weisskoff, Ph.D. (8)	67,778	*
Gregg Mayer (9)	122,717	*
Thomas J. McMurry, Ph.D. (10)	88,095	*
Andrew C.G. Uprichard, M.D. (11)	—	*
Sheila DeWitt, Ph.D. (12)	—	*
Christopher F.O. Gabrieli (13)	220,768	*

Stanley T. Crooke, M.D., Ph.D. (14)	48,439	*
Peter Wirth (15)	33,334	*
Mark Leuchtenberger	—	*
Gregory D. Phelps	—	*
All directors and executive officers as a group (12 persons) (16)	909,999	4.93%

*
Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)
This information is based solely on a Schedule 13G/A filed by FMR Corp. with the SEC on February 14, 2005, which reported ownership as of December 31, 2004.

(2)
This information is based solely on a Schedule 13G/A filed by Stichting Pensioenfonds ABP with the SEC on March 24, 2005, which reported ownership as of December 31, 2004.

(3)
This information is based solely on a Schedule 13G filed by Brown Advisory Holdings Incorporated with the SEC on February 15, 2005, which reported ownership as of December 31, 2004.

(4)
This information is based solely on a Schedule 13G filed by Hunter Global Investors L.P. with the SEC on March 3, 2005, which reported ownership as of February 25, 2005.

(5)
Includes 18,500 shares held by Mr. Webb's wife as to which Mr. Webb disclaims beneficial ownership, and 507,400 shares subject to options exercisable within the 60-day period following February 18, 2005.

(6)
Includes 58,625 shares subject to options exercisable within the 60-day period following February 18, 2005.

(7)
Includes 87,000 shares subject to options exercisable within the 60-day period following February 18, 2005.

(8)
Includes 67,778 shares subject to options exercisable within the 60-day period following February 18, 2005.

(9)
Includes 115,474 shares subject to options exercisable within the 60-day period following February 18, 2005.

(10)
Includes 75,838 shares subject to options exercisable within the 60-day period following February 18, 2005.

(11)
Dr. Uprichard joined the Company in July 2004 as the President and Chief Operating Officer.

(12)
Dr. DeWitt joined the Company in April 2005 as the Vice President of Business Development and Strategic Planning.

(13)
The total number of shares beneficially owned by Mr. Gabrieli also includes 162,340 shares of common stock, which he owns directly, and 51,667 shares subject to options exercisable within the

  60-day period following February 18, 2005. The total number of shares beneficially owned by Mr. Gabrieli also includes 6,761 shares that are held by the Gabrieli Family Foundation, of which Mr. Gabrieli may be deemed to be a beneficial owner.

(14)
Includes 48,439 shares subject to options exercisable within the 60-day period following February 18, 2005.

(15)
Includes 33,334 shares subject to options exercisable within the 60-day period following February 18, 2005.

(16)
Includes 909,999 shares subject to options exercisable within the 60-day period following February 18, 2005. See also footnotes (5) through (7) and (9) through (15) above.

MANAGEMENT

The Board of Directors

        Our Bylaws provide that our business is to be managed by or under the direction of our Board of Directors and that the number of members of our Board of Directors be fixed from time to time by the Board of Directors. Our Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our Board of Directors currently consists of six members, classified into three classes as follows: (1) Stanley T. Crooke, M.D., Ph.D. and Gregory D. Phelps constitute a class with a term ending at the 2007 annual meeting: (2) Peter Wirth and Mark Leuchtenberger constitute a class with a term ending at the 2006 annual meeting; and (3) Christopher F.O. Gabrieli and Michael D. Webb constitute a class with a term ending at the upcoming 2005 annual meeting.

        On April 21, 2005, our Board of Directors voted to nominate each of Christopher F.O. Gabrieli and Michael D. Webb for election at the annual meeting for a term of three years, to serve until the 2008 annual meeting of stockholders, and until their successors have been elected and qualified.

        Set forth below are the names of the persons nominated as directors and directors whose terms do not expire this year, their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold directorships.

Name	Age	Position with the Company
Christopher F.O. Gabrieli	45	Chairman of the Board
Stanley T. Crooke, M.D., Ph.D.	60	Director
Mark Leuchtenberger	48	Director
Gregory D. Phelps	56	Director
Peter Wirth	54	Director
Michael D. Webb	46	Chief Executive Officer and Director

Christopher F.O. Gabrieli
Chairman of the Board

        Mr. Gabrieli has been a member of the Board of Directors of the Company since 1994, and he is the Chairman of the Board of Directors. Mr. Gabrieli is the Chairman of Massachusetts 2020, a non-profit public policy organization. He is a member of the general partners of Bessemer Venture Partners III L.P. and Bessemer Venture Partners IV L.P. and related venture capital partnerships, where he worked from 1986 to 2000. Mr. Gabrieli is a director of Isis Pharmaceuticals, Inc., where he was a co-founder.

Stanley T. Crooke, M.D., Ph.D.
Director

        Dr. Crooke has been a member of the Board of Directors of the Company since 1996. Dr. Crooke is the Founder, Chairman and Chief Executive Officer of Isis Pharmaceuticals Inc., a pharmaceuticals Company founded in 1989. Dr. Crooke is also an adjunct professor at University of California, San Diego and San Diego State University. Prior to founding Isis Pharmaceuticals, Inc., he was the President of Research and Development for SmithKline Beckman Corporation. Dr. Crooke serves on the boards of directors of Antisense Therapeutics Limited, Axon Instruments, Inc., Northern Arizona University Arts & Science Advisory Council and BIOCOM.

Mark Leuchtenberger
Director

        Mr. Leuchtenberger has been a member of the Board of Directors of EPIX since September 2004. Mr. Leuchtenberger is the President & CEO of Therion Biologics, a privately held biotechnology company developing therapeutic vaccines for cancer. Prior to joining Therion in 2002, Mr. Leuchtenberger spent 11 years at Biogen, Inc., where he led the development and launch of Avonex® and ran North American and international commercial operations. Mr. Leuchtenberger also serves on boards for the Massachusetts Biotechnology Council, Beth Israel Deaconess Medical Center and Wake Forest University.

Gregory D. Phelps
Director

        Mr. Phelps has been a Director of EPIX since July 2004. Mr. Phelps is the Chairman of the Board and Chief Executive Officer of Nephros Therapeutics Inc., a biotechnology company developing therapeutic products. He has previously held positions of Chief Executive Officer of Ardais Corporation, Viagene, Inc. and ZymoGenetics, Inc. He has also served as Vice Chairman of Dyax Corporation, Executive Vice President of Genzyme Corporation and Vice President of Baxter Travenol Laboratories, Inc (now Baxter Healthcare).

Peter Wirth, Esq.
Director

        Mr. Wirth has been a member of the Board of Directors of the Company since August 2001. Mr. Wirth is currently an Executive Vice President and the Chief Legal Officer of Genzyme

Corporation in Cambridge, MA, where he has senior management responsibility for the legal and corporate development functions and for Genzyme's small molecule and polymer drug discovery and development group. Prior to joining Genzyme in 1996, he was a partner at the law firm of Palmer & Dodge, LLP in Boston.

Michael D. Webb
Chief Executive Officer and Director

        Mr. Webb has been a member of the Board of Directors of the Company since 1994 and has served as the Company's Chief Executive Officer since December 1994 and the Company's Secretary since November 1996. Mr. Webb worked for Ciba-Corning Diagnostics, a medical instrument Company, from April 1989 to December 1994, most recently as Senior Vice President, Worldwide Marketing and Strategic Planning. From 1984 to 1989, Mr. Webb was a senior consultant at Booz-Allen & Hamilton, Inc., specializing in healthcare and life sciences. Mr. Webb holds a Bachelors degree in Biochemistry from the University of Kansas and an MA in International Relations from Sussex University in the UK. He also has an M.B.A. in Marketing and Finance from the Kellogg Graduate School of Management at Northwestern University.

Committees of the Board of Directors and Meetings

        Meeting Attendance.    During the fiscal year ended December 31, 2004, there were ten meetings of our Board of Directors, and the various committees of the Board met a total of thirteen times. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he or she served during the year ended December 31, 2004. The Board has adopted a policy under which each member of the Board is encouraged to participate in the annual meeting of our stockholders.

        Audit Committee.    Our Audit Committee met ten times during the fiscal year ended December 31, 2004. This committee currently has three members, Mark Leuchtenberger, Christopher F.O. Gabrieli and Peter Wirth (Chairman). In March 2005, Mark Leuchtenberger replaced Stanley T. Crooke, M.D., Ph.D. on this Committee. Our Audit Committee reviews the engagement of our independent accountants and has the authority to retain and terminate the services of our independent accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. All members of the Audit Committee satisfy the current independence standards promulgated by the Securities and Exchange Commission and by the NASDAQ National Market; as such standards apply specifically to audit committees. The Board has determined that Mr. Leuchtenberger is an "audit committee financial expert," as the Securities and Exchange Commission has defined that term in Item 301 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

        Compensation Committee.    Our Compensation Committee met two times during the year ended December 31, 2004. This committee currently has three members, Mr. Gabrieli (Chairman), Dr. Crooke and Mr. Phelps. In March 2005, Gregory D. Phelps replaced Peter Wirth on this Committee. Our Compensation Committee reviews, approves and makes recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to our success. The Compensation Committee is responsible for the determination of the compensation of our Chief Executive Officer, and conducts its decision making process with respect to that issue without the Chief Executive Officer present. In addition, our Compensation Committee is responsible for formulating, evaluating and approving the compensation of our directors, other executive officers and key employees and is responsible for the administration of our equity plans. All members of the Compensation Committee qualify as independent under the definition promulgated by the NASDAQ National Market. Please also see the report of the Compensation Committee set forth elsewhere in this proxy statement.

        Nominating and Governance Committee.    Our Nominating and Governance Committee met one time during the year ended December 31, 2004 and has three members Dr. Crooke (Chairman), Mr. Gabrieli and Mr. Wirth. This committee's role, following consultation with all other members of the Board of Directors, is to make recommendations to the full Board as to the size and composition of the Board and to make recommendations as to particular nominees. All members of the Nominating and Governance Committee qualify as independent under the definition promulgated by the NASDAQ National Market. The Nominating and Governance Committee may consider candidates recommended by our stockholders as well as from other sources such as other directors and officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating and Governance Committee may consider all factors it deems relevant, such as a candidate's personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of our stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2006 Annual Meeting of stockholders using the procedures set forth in our Bylaws, it must follow the procedures described in "Stockholder Proposals and Nominations for Director" elsewhere in this proxy statement. If a Stockholder wishes simply to propose a candidate for consideration as a nominee by the Nominating and Governance Committee, it should submit any pertinent information regarding the candidate to the attention of the Chairman of the Nominating and Governance Committee, EPIX Pharmaceuticals, Inc, 161 First Street, Cambridge, MA 02142.

Stockholder Communications to the Board

        Generally, stockholders who have questions or concerns about the Company should contact our Investor Relations Department at (617) 250-6012. However, any stockholders who wish to address questions regarding our business directly with the Board of Directors or any individual director should direct his or her questions to the Board or appropriate member of the Board through out third party service provider, Ethicspoint, Inc., at www.ethicspoint.com.

        Compensation Committee Interlocks and Insider Participation.    Our Compensation Committee has three members Dr. Crooke, Mr. Phelps and Mr. Gabrieli. There are no interlocking relationships between members of our Compensation Committee and the compensation committees of other companies' Boards of Directors.

Compensation of Directors

        The Company pays each non-employee director who serves on a committee of the Board an annual fee of $25,000 for service as a director of the Company and as a committee member. The

Company pays each non-employee director who does not also serve on a committee of the Board an annual fee of $15,000 for service as a director of the Company. During 2004, the Company paid our outside directors the following fees; Mr. Gabrieli—$25,000, Dr. Crooke—$25,000, Mr. Wirth—$25,000, Mr. Phelps—$7,500 and Mr. Leuchtenberger—$3,750. In addition, non-employee directors are eligible to participate in the Company's Amended and Restated 1996 Director Stock Option Plan (the "Director Plan"). Upon the appointment, election or reelection of a non-employee director, such director is automatically granted an option to purchase 25,000 shares of common stock. Such options become exercisable in equal installments over a three year period on each anniversary of the grant, provided that the optionee is still a director of the Company at the opening of business on such applicable date. Commencing with grants made on or after the annual meeting of stockholders, this initial grant shall be subject to adjustment if a director receives stock options upon appointment to the Board between annual meetings of stockholders to fill a vacancy or newly elected directorship and any such option shall become exercisable in equal monthly installments from the date of grant until the first annual meeting of stockholders at which such director is nominated for election or reelection. In addition, each non-employee director is automatically granted an option to purchase 5,000 shares of common stock annually during the years in which such director is not up for reelection to the Board. Such options become exercisable in full on the first anniversary date of the grant, provided that the optionee is still a director of the Company at the opening of business on such date. Each option has a term of ten years and becomes vested in full in the event of a merger or liquidation of the Company. The exercise price for each option is equal to the fair market value of the common stock on the date of grant. During fiscal 2004, the following options were granted under the Director Plan: Mr. Gabrieli an option for 5,000 shares, Dr. Crooke an option for 25,000 shares, Mr. Leuchtenberger an option for 25,000 shares, Mr. Phelps an option for 25,000 shares and Mr. Wirth an option for 5,000 shares.

Executive Officers

        The following table sets forth certain information regarding our executive officers who are not also directors. The executive officers serve at the pleasure of the Board of Directors.

Name	Age	Position with the Company
Andrew C.G. Uprichard, M.D.	47	President and Chief Operating Officer
Peyton J. Marshall, Ph.D.	49	Senior Vice President and Chief Financial Officer
Alan P. Carpenter, Ph.D., J.D	52	Vice President, Legal and Government Affairs
Gregg Mayer	47	Vice President, Corporate Relations
Thomas J McMurry, Ph.D.	47	Vice President, Research
Sheila DeWitt, Ph.D.	44	Vice President of Business Development and Strategic Planning

Andrew C. G. Uprichard, M.D., F.A.C.P., F.R.C.P
President and Chief Operating Officer

        Dr. Uprichard joined EPIX as President and Chief Operating Officer in July 2004. Dr. Uprichard has an extensive background in discovery research and development in the biopharmaceutical industry. Prior to joining EPIX, Dr. Uprichard served as Chief Operating Officer at ArQule, Inc. from 2002 to

2003 and at Curis, Inc. from 2000 to 2002. For the preceding 11 years, Dr. Uprichard held numerous management positions at Parke-Davis/Warner-Lambert (now part of Pfizer) in pharmaceutical research, where his experience—spanning drug discovery, preclinical and clinical development—included the oversight of a number of IND filings. From 1997 to 2000, Dr. Uprichard was Vice President, Drug Development; from 1994 to 1997, the Senior Director, Cardiovascular Pharmacology; and from 1989 to 1994, Dr. Uprichard held various oversight positions in Cardiovascular Clinical Development. In the late 1980s, Dr. Uprichard was a Cardiology and Postdoctoral Fellow at the University of Michigan Medical School. Dr. Uprichard holds MB, ChB and MD degrees from the University of Edinburgh, Scotland; is a Fellow of the Royal College of Physicians of Edinburgh; a Fellow of the Faculty of Pharmaceutical Medicine and a Fellow of the American College of Physicians.

Peyton J. Marshall, Ph.D.
Senior Vice President and Chief Financial Officer

        Dr. Marshall joined the Company in November of 2002 as Senior Vice President and Chief Financial Officer. Prior to joining EPIX, Dr. Marshall was Chief Financial Officer of The Medicines Company from 1997 through its initial public offering and the launch of its lead product until the Company's headquarters moved to New Jersey in 2002. From 1995 to 1997, Dr. Marshall was based in London as a Managing Director and head of European Corporate Financing and Risk Management Origination at Union Bank of Switzerland, an investment banking firm. From 1986 to 1995, Dr. Marshall held various investment banking positions at Goldman Sachs and Company, an investment banking firm, including head of European product development from 1987 to 1993 and Executive Director, Derivatives Origination from 1993 to 1995. From 1981 to 1986, Dr. Marshall held several product development positions at The First Boston Corporation, an investment banking firm, and was an Assistant Professor of Economics at Vanderbilt University. Dr. Marshall holds an A.B. in economics from Davidson College and a Ph.D. in economics from the Massachusetts Institute of Technology.

Alan P. Carpenter, Jr., Ph.D., J.D.
Vice President, Legal and Government Affairs

        Dr. Carpenter has been with EPIX since February 2001. From 2001 to mid-2004, Dr. Carpenter was Executive Vice President, Research and Development, during which time he led the completion of Phase III trials and the preparation and filing of the NDA for MS-325, as well as the IND filing for EP-2104R. Having had a lead role in the drug development and filing of five NDAs during his career, Dr. Carpenter has 25 years of experience in the medical imaging and pharmaceutical industry, including previous positions at E.I. duPont, DuPont Merck Pharmaceuticals, and DuPont Pharmaceuticals in several R&D, clinical, project management, business development and strategic planning roles; including five years as Vice President of R&D for the Medical Imaging Division for DuPont Pharmaceuticals. Dr. Carpenter is an inventor on several patents and patent applications relating to a variety of imaging agents. Dr. Carpenter received his Ph.D. in Analytical Chemistry from the University of Massachusetts at Amherst in 1978 and his J.D. from the Massachusetts School of Law in 1995 and is a registered patent attorney with the USPTO.

Gregg Mayer
Vice President, Corporate Relations

        Mr. Mayer joined the Company as Vice President of Marketing in April 1998 with 14 years of in-vitro diagnostics experience, adding his roles as MS-325 Business Manager and Corporate Communications thereafter. At Chiron Diagnostics from 1992 until joining EPIX, Mr. Mayer was most recently Director of U.S. Marketing, Immunodiagnostics and managed strategies for automated laboratory systems and immunoassays. As Worldwide Marketing Manager, Immunodiagnostics, Mr. Mayer directed strategic development priorities for cardiovascular disease, endocrine disorders, bone disease and therapeutic drug monitoring, bringing more than 30 products through the development pipeline. At Abbott Diagnostics from 1984 to 1992, Mr. Mayer started his healthcare career in sales and was global Senior Product Manager for transplant immunosuppression and therapeutic drug monitoring products. Mr. Mayer holds a B.B.A. from The University of Texas at Austin and earned an M.B.A. in marketing, international business and finance from the Kellogg Graduate School of Management at Northwestern University.

Thomas J. McMurry, Ph.D.
Vice President, Research

        Dr. McMurry has been part of the scientific management team at EPIX since it initiated operations in 1993. Dr. McMurry was promoted to Vice President in March 2004 and is responsible for discovery and preclinical activities. Prior to joining the Company, he was a Senior Staff Fellow in Radiation Oncology at the National Cancer Institute in Bethesda, Maryland, and a postdoctoral associate at the University of California, Berkeley. Dr. McMurry holds a M.S. and Ph.D. in Organic Chemistry from the University of Michigan and is a graduate of the Pennsylvania State University. Dr. McMurry is an author of over 30 scientific publications and is an inventor of MS-325 and EP-2104R.

Sheila DeWitt, PhD.
Vice President of Business Development and Strategic Planning

        Dr. DeWitt joined the Company in April 2005 as Vice President of Business Development and Strategic Planning. Dr. DeWitt most recently worked as a consultant in her own company since 2004, providing business development and strategic planning services to companies, including EPIX. From 2000 to 2003, Dr. DeWitt was with ArQule, Inc., culminating in her role as Vice President of Portfolio Development with responsibility for therapeutics programs from preclinical discovery through Phase I trials. Dr. DeWitt was a co-founder of two biotechnology companies: Orchid Biosciences from 1997 to 1999 and Diversomer Technologies from 1995 to 1997. From 1988 to 1997, Dr. DeWitt worked at Parke-Davis Pharmaceutical Research, where she held a number of scientific positions. While at Parke-Davis, she earned international recognition for her pioneering work on combinatorial chemistry within the pharmaceutical industry. From 1986 to 1988, Dr. DeWitt was a process chemist at FMC Agricultural Chemicals. Dr. DeWitt holds a B.A. in Chemistry from Cornell University and a Ph.D. in Organic Chemistry from Duke University.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table shows the total compensation paid or accrued during the three fiscal years ended December 31 to our Chief Executive Officer and our four next most highly compensated executive officers who earned more than $100,000 during the year ended December 31, 2004. The table includes two executives who would have been among the four most highly compensated executive officers except for the fact that Dr. Uprichard joined the Company in July 2004 and Dr. Weisskoff was not serving as an executive officer of the Company as of December 31, 2004.

	Annual Compensation					Long-term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Other Compensation ($)	Securities Underlying Options (#)	All Other Compensation ($)
Michael D. Webb Chief Executive Officer and Secretary	2004 2003 2002	$334,286 313,351 298,499	$49,125 137,722 119,621		— — —	62,500 66,500 62,500	$8,620(2 6,225(2 5,950(2	) ) )
Alan P. Carpenter, Ph.D., J.D. Vice President, Legal and Government Affairs	2004 2003 2002	257,237 256,059 244,219	32,156 83,602 76,559		— — —	— 25,000 20,000	3,992(3 4,395(3 3,398(3	) ) )
Peyton J. Marshall, Ph.D. Senior Vice President and Chief Financial Officer	2004 2003 2002	238,933 225,000 20,769	36,114 80,156 —		— — —	35,625 — 225,000	4,883(3 3,404(3 —	) )
Thomas J. McMurry, Ph.D. Vice President, Research	2004 2003 2002	213,039 191,756 182,541	28,312 52,975 44,949		— — —	88,750 10,214 6,625	6,000(3 6,000(3 3,413(3	) ) )
Robert Weisskoff, Ph.D. Former Vice President of Business Development and Head of Imaging	2004 2003 2002	202,950 212,210 200,281	23,901 76,014 60,388		— — —	96,375 30,000 19,500	21,602(4 5,940(3 4,224(3	) ) )
Gregg Mayer Vice President, Corporate Relations	2004 2003 2002	201,016 190,011 181,129	25,294 65,020 45,449		— — —	70,445 18,750 19,500	6,000(3 6,000(3 3,848(3	) ) )
Andrew C.G. Uprichard, M.D. President and Chief Operating Officer	2004 2003 2002	137,308 — —	54,878 — —	(5)	— — —	175,000 — —	2,677(3 — —)

(1)
Bonuses were earned in the year indicated and are generally paid in the subsequent year.

(2)
Consists of matching 401(k) contributions ($6,000 in 2004 and 2003 and $5,100 in 2002) and life insurance premiums paid annually by the Company on behalf of Mr. Webb on a policy for the benefit of Mr. Webb of $2,620 in 2004, $225 in 2003 and $850 in 2002.

(3)
Consists of matching 401(k) contributions.

(4)
In November 2004, Dr. Weisskoff announced his decision to leave the Company. Dr. Weisskoff agreed to provide consultation services to the Company through the end of 2005. Other compensation consists of $16,500 for consultation services earned in 2004 and matching 401(k) contributions of $5,102.

(5)
Dr. Uprichard joined in the Company in July 2004 and received a signing bonus of $20,000.

Option Grants in Our Last Fiscal Year

        The following table shows grants of stock options that we made during the year ended December 31, 2004 to each of the executive officers named in the Summary Compensation Table, above.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
		Individual grants (1)
	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year(%)
Name			Exercise of Base Price ($/share)	Expiration Date
					5% ($)	10% ($)
Michael D. Webb	62,500	6.62%	$20.19	2/25/2014	$793,586	$2,011,104
Andrew C.G. Uprichard, M.D.	175,000	18.53%	20.38	7/16/2014	2,242,953	5,684,082
Peyton J. Marshall, Ph.D.	35,625	3.77%	20.19	2/25/2014	452,344	1,146,329
Gregg Mayer	70,445	7.46%	20.19	2/25/2014	894,467	2,266,755
Thomas J. McMurry, Ph.D.	88,750	9.40%	20.19	2/25/2014	1,126,893	2,855,767
Robert Weisskoff, Ph.D.	96,375	10.20%	20.19	2/25/2014	1,223,710	3,101,122

(1)
Stock options were granted under our Amended and Restated 1992 Incentive Plan at an exercise price equal to the fair market value of our common stock at the date of grant. The options vest in 5 equal annual installments beginning on February 25, 2005, except for Dr. Uprichard, which begin on July 16, 2005. The options are not transferable, except by will or by laws of descent and distribution. The post-termination exercise period for exercisable options is generally three months. If an acquisition event also constitutes a change in control, or, if there is a change in control that does not also constitute an acquisition event, unless provided to the contrary in an agreement between us and the optionee, the options or such assumed or substituted options shall become immediately exercisable in full, if within eighteen months of the change in control, a termination event (as defined below) with respect to the optionee occurs. If the acquiring or succeeding corporation does not agree to assume or issue substitute options for the options issued by the Company, the options issued by the Company shall become immediately exercisable in full. If the acquisition event involves a cash payment to our stockholders, the optionee shall receive a cash payment for each option equal to the amount by which the price to be paid in the acquisition exceeds the option exercise price.

  An acquisition event means (a) any merger or consolidation of the Company with or into another entity as a result of which the common stock is converted into or exchanged for the right to receive cash, securities or other property; (b) any exchange of our shares for cash, securities or other property pursuant to a statutory share exchange transaction; (c) any sale or exchange of all or substantially all of our assets in one transaction or in a series of transactions; or (d) a reorganization or liquidation of the Company.

  A change in control means either (a) (i) a merger or consolidation of the Company, whether or not approved by the Board of Directors, other than a merger or consolidation in which our voting securities continue to represent at least 50% of the total voting power represented by our voting securities or the surviving entity outstanding immediately after the merger or consolidation, or (ii) the approval by our stockholders of an agreement for the sale or disposition by us of all or substantially all of our assets; or (b) any person becoming the beneficial owner of our securities representing 50% or more of our total outstanding voting power (excluding us or our affiliates or any employee benefit plan of ours) pursuant to a transaction or a series of related transactions which the Board of Directors does not approve.

  A termination event means the termination of the optionee's employment (a) by the Company or the acquiring or succeeding corporation without cause; or (b) by the optionee upon written notice given promptly after the Company's or the acquiring or succeeding corporation's taking any of the following actions, which actions shall not have been cured within a 30-day period following such notice: (a) the principal place of the performance of the optionee's responsibilities (the "Principal Location") is changed to a location outside of a 30 mile radius from the Principal Location immediately prior to the change in control; (b) there is a material reduction in the optionee's salary; or (c) there is a material diminution in the scope of the optionee's responsibilities without the optionee's agreement or without cause.

(2)
In accordance with the rules of the Securities and Exchange Commission, we show in these columns the potential realizable value over the term of the option (the period from the grant date to the expiration date). We calculate this assuming that the fair market value of our common stock on the date of grant appreciates at the indicated annual rate, 5% and 10% compounded annually, for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts are based on assumed rates of appreciation and do not represent an estimate of our future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock, the optionholder's continued employment with us through the option exercise period, and the date on which the option is exercised.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table shows information regarding exercises of options to purchase our common stock by each executive officer named in the Summary Compensation Table during the year ended December 31, 2004. The table also shows the aggregate value of options held by each executive officer named in the Summary Compensation Table as of December 31, 2004. The value of the unexercised in-the-money options at fiscal year end is based on a value of $17.91 per share, the closing price of our stock on the NASDAQ National Market on December 31, 2004 (the last trading day prior to the fiscal year end), less the per share exercise price.

			Number of Securities Underlying Unexercised Fiscal Year-End		Value of Unexercised In-The-Money Options at Fiscal Year-End
	Shares Acquired on Exercise
Name		Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael D. Webb	117,660	$1,827,091	405,100	272,534	$3,186,042	$1,903,353
Andrew C.G. Uprichard, M.D.	—	—	—	175,000	—	—
Peyton J. Marshall, Ph.D.	29,000	323,463	72,000	155,625	693,360	1,155,600
Alan Carpenter, Ph.D., J.D.	85,100	955,404	42,000	112,000	366,571	1,027,440
Gregg Mayer	15,565	208,361	90,185	103,695	720,067	297,703
Thomas J. McMurry, Ph.D.	12,000	178,632	53,272	115,408	532,666	268,482
Robert Weisskoff, Ph.D.	52,000	773,807	31,165	122,666	173,335	313,018

Equity Plan Information

        The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2004.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in first column)
Equity Compensation Plans Approved by Securityholders (1)	3,560,478	$8.95	725,252	(2)(3)
Equity Compensation Plans not Approved by Securityholders	n/a	n/a	n/a

Total	3,560,478	$8.95	725,252

(1)
Includes the Amended and Restated 1992 Incentive Plan, the Amended and Restated 1996 Director Stock Option Plan and the Amended and Restated Employee Stock Purchase Plan.

(2)
Includes options to purchase 66,978 shares of our common stock issued under the Amended and Restated 1992 Incentive Plan that were cancelled after December 31, 2004.

(3)
Does not include options to purchase 358,655 shares of our common stock issued under our Amended and Restate 1992 Incentive Plan that were granted after December 31, 2004.

Severance Arrangements

        The Board of Directors has authorized a severance arrangement for our executive officers and selected other senior managers, under which each such officer or manager who is subject to a termination event following a change in control of the Company (as defined in footnote 1 to the table on page 13) will receive a cash payment of six months' base salary, plus one additional month of base salary for each year of employment with us, up to a maximum potential payment of twelve months' base salary. In addition, as set forth in footnote 1 to the Table of Option Grants in our Last Fiscal Year, options held by our executive officers contain provisions for acceleration of vesting under certain circumstances in the event of a change in control of the Company.

Performance Graph

        The following graph compares the annual percentage change in our cumulative total stockholder return on our common stock during a period commencing on December 31, 1999 and ending on December 31, 2004 (as measured by dividing (A) the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our share price at the end and the beginning of the measurement period; by (B) our share price at the beginning of the measurement period) with the cumulative total return of NASDAQ Stock Market Index (U.S.) and the NASDAQ Pharmaceutical Stock Index during such period. We have not paid any dividends on our common stock, and we do not include dividends in the representation of our performance. The stock price performance on the graph below does not necessarily indicate future price performance. Information used on the graph was obtained from CoreData Financial Information, a source believed to be reliable, but we are not responsible for any errors or omissions in such information.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG
EPIX MEDICAL, INC., NASDAQ MARKET INDEX
AND NASDAQ PHARMACEUTICAL INDEX

Assumes $100 invested on Jan. 1, 2000
Assumes Dividend Reinvested
Fiscal Year Ending Dec. 31, 2004

	1999	2000	2001	2002	2003	2004
EPIX Pharmaceuticals, Inc.	$100.00	$83.75	$142.90	$72.30	$162.80	$179.10
NASDAQ Stock Market (U.S.)	$100.00	$123.92	$105.27	$64.88	$93.59	$101.16
NASDAQ Pharmaceutical Stock Index	$100.00	$63.31	$48.87	$34.20	$51.98	$56.68

REPORT OF COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

        This report is submitted by the Compensation Committee, which is responsible for establishing and administering the Company's executive compensation policies and stock option plans. The Compensation Committee's role and responsibilities are set forth in the Company's charter adopted by the Board. At December 31, 2004, this committee was composed of Stanley T. Crooke, M.D., Ph.D., Christopher F.O. Gabrieli (Chairman) and Peter Wirth, who are each independent, non-employee directors. In March 2005, Gregory D. Phelps replaced Peter Wirth on this Committee. This report addresses the compensation policies for the year ended December 31, 2004 as they affected Michael D. Webb, in his capacity as Chief Executive Officer, and the Company's other executive officers included in the Summary Compensation Table on page 12. The Company's compensation programs are designed to provide a competitive level of total compensation, which, at the Company's present stage of development, is heavily weighted toward equity incentive compensation linked to the Company's performance. This program includes base salary and both annual and long-term incentive compensation.

Compensation Philosophy

        The design and implementation of the Company's executive compensation programs are based on a series of guiding principles derived from our values, business strategy and management requirements. These principles may be summarized as follows:

  •
  attract, motivate and retain high caliber individuals who are responsible for leading the Company in achieving or exceeding business and corporate goals and to increase total return to stockholders;

  •
  provide a total compensation program where a significant portion of compensation is linked to both short-term and long-term corporate performance and the achievement of individual performance objectives;

  •
  align the financial interests of the management team with the Company's financial interests and those of its stockholders; and

  •
  emphasize reward for performance at the individual, team and corporate levels.

Base Salary

        Each fiscal year, the Compensation Committee establishes base salaries for individual executive officers based upon (i) industry and peer group surveys prepared by independent consultants, (ii) the responsibilities, scope and complexity of each position, (iii) the individual's tenure in the position and (iv) performance judgments as to each individual's past and expected future contributions. The performance of the companies surveyed is not considered by the Compensation Committee. The Chief Executive Officer recommends the base salary amount for each officer other than himself. The Compensation Committee then reviews with the Chief Executive Officer and approves, with appropriate modifications, an annual base salary plan for our executive officers other than the Chief Executive Officer.

        In general, the Compensation Committee reviews and fixes the base salary of the Chief Executive Officer based on comparable competitive compensation data as well as the Compensation Committee's assessment of such officer's past performance and its expectations as to such officer's future contributions to the Company's leadership. For 2004, the Chief Executive Officer's base salary was increased to $336,828 from $314,792. For 2005, the Committee has approved a 4.0% base salary increase to $350,301 for the Chief Executive Officer.

        The Company made progress in 2004 in moving its lead product, MS-325, through the U.S. regulatory process and in supporting Schering in its non-U.S. regulatory submissions, but fell short of achieving several key goals. The Company also made progress in developing MS-325 for other uses and in moving its second product, EP-2104R into the clinic. In January 2005, the Company received an approvable letter from the FDA for MS-325 in which the FDA requested additional clinical studies to demonstrate efficacy prior to approval. The Company is continuing its dialogue with the FDA in order to determine the next steps it will need to take in the regulatory pathway for MS-325. These matters were taken into account by the Compensation Committee in its review of the Company's achievements during 2004 relating to the value of the Company's current pipeline and building for growth. Accordingly, the Chief Executive Officer was awarded a bonus in the amount of $49,125 for 2004, which represented a reduction from the Chief Executive Officer's 2003 bonus of $137,722.

Annual Bonus

        Beginning in 1998, the Company started a formal short-term incentive plan. The Company's executive officers are eligible for an annual cash bonus, which is based primarily on corporate achievements and individual performance objectives that are established at the beginning of each year. The targeted bonus level for the Chief Executive Officer is 35% of annual salary. After the completion of the year, the Compensation Committee reviews the attainment of corporate and individual objectives and awards bonuses in the first quarter of the subsequent year, based on the extent to which corporate objectives were met or exceeded and individual contributions to the Company's overall performance.

Equity-Based Long-Term Incentive Compensation

        Long-term incentives for the Company's employees are provided through stock option grants under the Amended and Restate 1992 Incentive Plan, which are generally provided through initial stock option grants at the date of hire, and periodic additional grants. The option grants are intended to motivate the executive officers to improve the Company's long-term performance and to align the financial interests of the management team with the Company's financial interests and those of the Company's stockholders. Awards take into account each officer's scope of responsibility and specific assignments, strategic and operational goals applicable to the officer, anticipated performance and contributions of the officer and competitive market data for similar positions. Options are granted with an exercise price equal to the fair market value of the Company's common stock on the date of grant. The standard vesting schedule provides that a portion of the shares subject to each option vest and become exercisable annually over a five-year period. Certain options granted under the Equity Plan, including some of the options granted to the executive officers named in the Summary Compensation Table on page 12, are subject to different vesting schedules, including schedules that are based on the achievement of certain milestone events as determined by the Compensation Committee. In 2004, the Chief Executive Officer received an option to purchase 62,500 shares of the Company's common stock.

Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to each of the Company's Chief Executive Officer and its other most highly compensated executive officers. The Company does not believe that Section 162(m) will generally have an effect on the Company because of the current and anticipated compensation levels of its executive officers and Chief Executive Officer. However, the Compensation Committee intends to periodically review the potential consequences of Section 162(m) and may structure the annual cash incentive awards under the Company's annual incentive plan to comply with certain exemptions provided in Section 162(m) for certain performance-based compensation. The Company's Plan is currently structured to comply with such exemptions so that stock options and other awards under such plan to its executive officers will be tax deductible under Section 162(m).

        The Compensation Committee reserves the authority to award non-deductible compensation in other circumstances as they deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, notwithstanding the Company's efforts, compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) may not, in fact, do so.

                      Members of the EPIX Compensation Committee:

                      CHRISTOPHER F.O. GABRIELI (CHAIRMAN)
                      STANLEY T. CROOKE, M.D., PH.D.
                      PETER WIRTH

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of the NASDAQ National Market, has furnished the following report:

        The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company's financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. The Audit Committee's role and responsibilities are set forth in the Company's charter adopted by the Board. The Audit Committee reviews and reassesses its charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing the Company's overall financial reporting process. In fulfilling its responsibilities for the financial statements for the ended year December 31, 2004, the Audit Committee took the following actions:

  •
  Reviewed and discussed the audited financial statements and the effectiveness of internal controls on financial reporting for the year ended December 31, 2004 with management and Ernst & Young LLP, our independent auditors;

  •
  Discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

  •
  Received written disclosures and the letter from Ernst & Young LLP regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee further discussed with Ernst & Young LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

        Based on the Audit Committee's review of the audited financial statements and discussions with management and Ernst & Young LLP, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

                      Members of the EPIX Audit Committee:

                      PETER WIRTH (CHAIRMAN)
                      STANLEY T. CROOKE, M.D., PH.D.
                      CHRISTOPHER F.O. GABRIELI

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis, except that nine reports, covering an aggregate of nine transactions related to sales of common stock pursuant to 10b5-1 trading plans and option grants, filed on behalf of Alan Carpenter, Peyton Marshall, Michael Webb and Robert Weisskoff, were each filed one day late due to an administrative error.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        None.

PROPOSALS TO BE VOTED UPON BY STOCKHOLDERS

PROPOSAL 1

ELECTION OF DIRECTORS

        On April 21, 2005 the Board of Directors nominated Christopher F.O. Gabrieli and Michael D. Webb for election at the Annual Meeting. The Board of Directors currently consists of six members, classified into three classes as follows: (1) Stanley T. Crook, M.D., Ph.D. and Gregory D. Phelps constitute a class ending at the 2007 annual meeting; (2) Peter Wirth and Mark Leuchtenberger constitute a class with a term ending at the 2006 annual meeting; and (3) Christopher F.O. Gabriel and Michael D. Webb constitute a class with a term ending at the upcoming 2005 annual meeting. At each Annual Meeting of Stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

        The Board of Directors has voted (i) to set the size of the Board of Directors at six members and (ii) to nominate each of Christopher F.O. Gabrieli and Michael D. Webb for election at the Annual Meeting for a term of three years to serve until the 2008 Annual Meeting of Stockholders, and until their respective successors have been elected and qualified. The Class III directors (Stanley T. Crooke, M.D., Ph.D. and Gregory D. Phelps) and Class I directors (Peter Wirth and Mark Leuchtenberger) will serve until the Annual Meetings of Stockholders to be held in 2007 and 2006, respectively, and until their respective successors have been elected and qualified.

        Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of Christopher F.O. Gabrieli and Michael D. Webb. In the event that the nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his/her place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

        A plurality of the shares voted affirmatively or negatively at the Meeting is required to elect each nominee as a director.

        The Board of Directors Recommends The Election Of Christopher F.O. Gabrieli and Michael D. Webb As Directors, And Proxies Solicited By The Board Of Directors Will Be Voted In Favor Thereof Unless A Stockholder Has Indicated Otherwise On The Proxy.

PROPOSAL 2

AMENDMENT AND RESTATEMENT OF OUR AMENDED AND RESTATED 1992 INCENTIVE PLAN, INCLUDING A 500,000 SHARE INCREASE IN THE NUMBER OF SHARES OF OUR COMMON STOCK AVAILABLE FOR ISSUANCE UNDER SUCH PLAN

General

        On April 21, 2005, our Board of Directors approved, subject to approval of our stockholders at the Meeting, an amendment and restatement of our Amended and Restated 1992 Incentive Plan. The primary purposes of the amendment and restatement are to:

  •
  increase the number of shares of our common stock available for awards under the Plan by an additional 500,000 shares;

  •
  add a 100,000 share limitation on the number of awards that may be issued as stock grants or stock units;

  •
  extend the expiration of the Plan until March 15, 2015; and

  •
  add a provision prohibiting the repricing of awards and other material amendments without prior shareholder approval.

        The other material features of the Plan generally remain the same as under the terms of the Plan previously approved by our stockholders.

        If our stockholders approve our Plan as amended and restated, the maximum number of shares that may be issued under the Plan on or after March 31, 2005 would be increased to 4,388,176. This number represents shares subject to outstanding awards as of March 31, 2005 of 3,534,473 shares, shares available for, but not yet subject to, an award as of March 31, 2005 of 353,703 shares, plus the additional 500,000 shares authorized by this amendment and restatement.

        The Plan as amended and restated is being submitted for your approval at the meeting in order to ensure (i) favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Internal Revenue Code of 1986 (the "Code"), and (ii) continued eligibility to receive a federal income tax deduction for certain compensation paid under our Plan by complying with Rule 162(m) of the Code. Approval by our stockholders of the Plan as amended and restated is also required by the listing rules of the NASDAQ National Market. Our Board of Directors believes that the approval of our Plan as amended and restated is necessary to provide us with a sufficient number of shares to attract, retain and motivate employees and consultants and to give us the flexibility we need to make various types of grants in light of the recent and pending changes in tax and accounting rules relating to equity-based compensation.

Summary of Material Features of our Plan.

        The following is a summary of the key provisions of our Plan and its operation as most recently approved by the Board. The following summary is qualified in its entirety by reference to our Plan as amended and restated as set forth in Appendix A.

Purpose:	The purpose of our Plan is to encourage ownership of our common stock by our employees and certain consultants in order to attract and retain such people, to induce them to assist the Company in achieving its long-range performance goals and to enable them to participate in the long-term growth of the Company.
Administration:
The Plan is to be administered by our Compensation Committee provided that the Board of Directors may in any instance perform any of the functions of the Compensation Committee. To the extent permitted by applicable law, the Compensation Committee may delegate, to one or more of our executive officers, the power to grant a specified number of awards under the Plan to certain participants.
Awards:
The Plan authorizes the grant of incentive stock options to our employees and the grant of non-qualified options, restricted stock, performance shares, stock appreciation rights, stock units and other stock-based awards to our employees and consultants (approximately 96 people).
Shares Subject to the Plan:
Awards may be made for up to 4,388,176 shares of our common stock provided that no more than 100,000 shares be issued as restricted stock, performance shares or stock units. No participant may receive awards for more than 300,000 shares of common stock in any fiscal year. These share limitations are subject to equitable adjustment upon the occurrence of any stock dividend or other distribution, recapitalization, reclassification, stock split, subdivision reorganization, merger, consolidation, combination, repurchase, or share exchange, or other similar corporate transaction or event.
Terms of Awards:
Our Compensation Committee will determine the terms of options and other awards, including: (i) the determination of which employees and consultants will be granted options and other awards; (ii) the number of shares subject to options and other awards; (iii) the exercise price of each option which may not be less than fair market value on the date of grant; (iv) the schedule upon which options become exercisable; (v) the terms and conditions of other awards, including conditions for repurchase, termination or cancellation, issue price and repurchase price; and (vi) all other terms and conditions upon which each award may be granted in accordance with the Plan.

The maximum term of options granted under our Plan is 10 years. Awards are generally subject to early termination upon the termination of employment or other relationship of the participant with us, whether such termination is at the option of us, the participant or as a result of the death or disability of the participant. In addition, our Compensation Committee may, in its discretion, amend any term or condition of an outstanding award provided (i) such term or condition as amended is permitted by our Plan, and (ii) any such amendment shall be made only with the consent of the participant to whom such award was made, if the amendment is adverse to the participant.
Amendment and Termination:
Our Plan may be amended by our stockholders. It may also be amended by the Board of Directors, provided that any amendment approved by the Board of Directors which is of a scope that requires stockholder approval as required by the rules of the NASDAQ Stock Market, in order to ensure favorable federal income tax treatment for any incentive stock options under Code Section 422, or for any other reason is subject to obtaining such stockholder approval. Our Plan expires on March 15, 2015. In addition, our plan provides that no award outstanding under our Plan may be repriced, regranted through cancellation or otherwise amended to reduce the exercise price without the approval of our stockholders.

        On March 31, 2005, the closing market price per share of our common stock was $7.00, as reported in the NASDAQ National Market.

Federal Income Tax Considerations

        The following is a brief summary of the applicable federal income tax laws relating to stock options, stock grants, stock appreciation rights and stock units under our Plan:

Incentive Stock Options:	Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to the Company at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to the optionee (referred to as the "ISO holding period"). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in "alternative minimum taxable income." Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and the Company will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee's adjusted basis in the shares.
Non-Qualified Options:
Options otherwise qualifying as incentive stock options, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not incentive stock options.

A non-qualified option ordinarily will not result in income to the optionee or deduction to the Company at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to the Company in an amount equal to the optionee's compensation income.

An optionee's initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.
Stock Grants:
With respect to stock grants under the Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.
Stock Appreciation Rights:
A participant will not be taxed at the time a stock appreciation right is granted. Upon exercise of a stock appreciation right, the participant will recognize ordinary income in an amount equal to the cash or the fair market value of the stock received on the exercise date (or, if a participant exercising a stock appreciation right for shares of common stock is subject to certain restrictions, upon lapse of those restrictions, unless the participant makes a special tax election under Section 83(b) of the Internal Revenue Code to have the income recognized at the time of transfer). We generally will be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income.

Stock Units:
A participant who is awarded stock units will not recognize income and we will not be allowed a deduction at the time the award is made. When a participant receives payment for stock units in shares of common stock or cash, the fair market value of the shares or the amount of the cash received will be ordinary income to the participant and we will be allowed a deduction for federal income tax purposes. However, if any shares of common stock used to pay out stocks unit awards are non-transferable and there is a substantial risk that such shares will be forfeited (for example, because the Compensation Committee conditions those shares on the performance of future services), the taxable event is deferred until either the risk of forfeiture or the restriction on transferability lapses. In this case, the participant may be able to make an election under Section 83(b) of the Internal Revenue Code to be taxed upon receipt. We are entitled to a corresponding deduction at the time the ordinary income is recognized by the participant.

New Plan Benefits

        The amounts of future grants under the Plan are not determinable as awards under the Plan will be granted at the sole discretion of the Compensation Committee, we cannot determine at this time either the persons who will receive awards under the Plan or the amount of any such awards.

        The affirmative vote of a majority of the votes present or represented and entitled to vote at the Meeting is required to approve the amendment and restatement of our Plan.

        The Board Of Directors Recommends Approval Of The Amendment and Restatement Of Our Amended and Restated 1992 Incentive Plan, Including A 500,000 Share Increase In The Number Of Shares Of Our Common Stock Available For Issuance, And Proxies Solicited By The Board Will Be Voted In Favor Of The Plan as Amended Unless A Stockholder Indicates Otherwise On The Proxy.

PROPOSAL 3

AMENDMENT AND RESTATEMENT OF OUR EPIX PHARMACEUTICALS, INC. AMENDED
AND RESTATED 1996 DIRECTOR STOCK OPTION PLAN, INCLUDING A 100,000 SHARE
INCREASE IN THE NUMBER OF SHARES OF OUR COMMON STOCK AVAILABLE
FOR ISSUANCE UNDER SUCH PLAN

        On April 21, 2005, our Board of Directors approved, subject to approval of our stockholders at the Meeting, an amendment and restatement of our Amended and Restated 1996 Director Stock Option Plan. The primary purposes of the amendment and restatement are to:

  •
  increase the number of shares of our common stock available for options under the Plan by an additional 100,000 shares;

  •
  add a provision for the grant of an option to a director who is appointed other than at the annual meeting of stockholders;

  •
  extend the expiration of the Plan until March 15, 2015; and

  •
  add a provision prohibiting the repricing of options and other material amendments without prior shareholder approval.

        The other material features of the Plan generally remain the same as under the terms of the Plan previously approved by our stockholders.

        If our stockholders approve our Plan as amended and restated, the maximum number of shares that may be issued under the Plan on or after March 31, 2005 would be increased to 394,668. This number represents shares subject to outstanding options as of March 31, 2005 of 240,000 shares, shares available for, but not yet subject to, an option as of March 31, 2005 of 54,668 shares, plus the additional 100,000 shares authorized by this amendment and restatement.

        Approval by our stockholders of the Director Plan is required by the listing rules of the NASDAQ National Market. Our Board of Directors believes that the approval of our Director Plan is necessary to provide us with a sufficient number of shares to attract, retain and motivate directors.

General

        The purpose of the Director Plan is to attract and retain qualified persons, who are not also officers or employees of the Company, to serve as directors of the Company and to encourage stock ownership in the Company by such directors so as to provide additional incentives to promote the Company's success. The Director Plan will authorizes, if this amendment and restatement is approved by our stockholders, the grant of nonstatutory stock options for the purchase of a maximum of 394,668 shares of our common stock, subject to adjustment for stock splits and similar capital changes, to Eligible Directors as defined below.

        All non-employee directors of the Company ("Eligible Directors") are eligible to participate in the Director Plan. Currently, five of the Company's six directors are eligible to participate in the Director Plan.

Administration and Eligibility

        The Director Plan provides for the grant of nonqualified stock options for the purchase of our common stock to directors who are not employees of the Company. Questions of interpretation of the Director Plan or of any options granted under it are determined by the Board of Directors.

Terms of Options

        Upon the appointment, election or reelection of an Eligible Director, such director is automatically granted an option to purchase 25,000 shares of Common Stock. Such options become exercisable in equal installments over a three year period on each anniversary of the grant, provided that the optionee is still a director of the Company at the opening of business on the applicable date. Commencing with grants made on or after the annual meeting of stockholders, this initial grant shall be subject to adjustment if a director receives stock options upon appointment to the Board between annual meetings of stockholders to fill a vacancy or newly elected directorship and any such option shall become exercisable in equal monthly installments from the date of grant until the first annual meeting of stockholders at which such director is nominated for election or reelection. In addition, each Eligible Director is automatically granted an option to purchase 5,000 shares of Common Stock annually during the years in which such director is not up for reelection to the Board. Such options become exercisable in full on the first anniversary date of the grant, provided that the optionee is still a director of the Company at the opening of business on such date. The exercise price for each option granted under the plan is the closing price for the Company's Common Stock as reported on the NASDAQ National Market on the date of grant. The term of each option granted under the Director Plan is ten years from the date of grant and each option becomes vested in full in the event of a merger or liquidation of the Company. A director who ceases to serve as a member of the Board for any reason other than death may, for a period of seven months following the date of cessation of service, exercise the rights they had under such options at the time they ceased being a director. If a director ceases to serve as a member of the Board because of death the option may be exercised within twelve months of the date of death.

        In addition, our plan provides that no award outstanding under our Plan may be repriced, regranted through cancellation or otherwise amended to reduce the exercise price without the approval of our stockholders. Our Plan may be amended by our stockholders. It may also be amended by the Board of Directors, provided that any amendment approved by the Board of Directors which is of a scope that requires stockholder approval as required by the rules of the NASDAQ Stock Market, or for any other reason is subject to obtaining such stockholder approval. Our Plan expires on March 15, 2015.

        On March 31, 2005, the closing market price per share of our common stock was $7.00, as reported in the NASDAQ National Market.

Federal Income Tax Consequences Relating to Director Plan Option

        Options granted under the Director Plan are nonstatutory stock options. The director realizes no income at the time a nonstatutory option is granted. Upon exercise, (a) ordinary income is realized by the director in an amount equal to the difference between the option price and the fair market value of shares on the date of exercise and (b) the Company receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term or long-term capital gain or loss and will not result in any deduction by the Company.

        The affirmative vote of a majority of the votes present or represented and entitled to vote at the Meeting is required to approve the amendments to our Director Plan.

New Plan Benefits

        Upon reelection at the 2005 Annual Meeting, Mr. Gabrieli will be awarded 25,000 options to purchase Common Stock. Each other Eligible Director who is not up for reelection, which includes Dr. Crooke, Mr. Leuchtenberger, Mr. Phelps and Mr. Wirth, will automatically be granted 5,000 options to purchase Common Stock.

        The Board Of Directors Recommends Approval Of The Amendment and Restatement Of Our Director Plan, Including a 100,000 Share Increase In The Number Of Shares Of Our Common Stock Available For Issuance, And Proxies Solicited By The Board Will Be Voted In Favor Of The Director Plan as Amended Unless A Stockholder Indicates Otherwise On The Proxy.

PROPOSAL 4

INDEPENDENT PUBLIC ACCOUNTANTS

        The Board of Directors has appointed Ernst & Young LLP, independent public accountants, to audit our financial statements for the year ending December 31, 2005. The Board proposes that the stockholders ratify this appointment. Ernst & Young LLP audited our financial statements for the year ended December 31, 2004. We expect that representatives of Ernst & Young LLP will be present at the meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

        The following table shows the aggregate fees to the Company by Ernst &Young LLP during the years ended December 31, 2004 and 2003. The Audit Committee considered the provision of the services corresponding to these fees in its finding that the services are compatible with Ernst & Young LLP maintaining its independence.

	December 31,
	2004	2003
Audit Fees (1)	$393,000	$182,320
Audit-Related Fees (2)	0	14,000
Tax Fees (3)	27,872	19,320
All Other Fees	0	0

	$420,872	$215,640

(1)
Audit fees consist of fees for professional services rendered for the audit of the Company's annual financial statements, a review of the interim financial statements included in the quarterly reports, a review of internal controls for financial reporting (Section 404) in 2004 and services normally provided by Ernst and Young LLP in connection regulatory filings.

(2)
Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of an audit or review of the Company's financial statements and are not reported under Audit "Fees." The category includes fees for the review of the Company's employee benefit plans. In 2004, the Company hired an accounting firm other than Ernst & Young LLP to audit the employee benefit plan.

(3)
Tax Fees consist of fees for professional services rendered in preparing the federal and state tax returns, and for providing tax compliance, tax advice and tax planning assistance.

(4)
All Other Fees consist of fees for services other than the services reported above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of
Independent Auditors

        Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

        Prior to engagement of the independent auditor for the next year's audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

        1.     Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, and attest services and consultation regarding financial accounting and/or reporting standards.

        2.     Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

        3.     Tax services include all services performed by the independent auditor's tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

        4.     Other Fees are those associated with services not captured in the other categories.

        Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by the category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original preapproval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

        The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

        In the event the stockholders do not ratify the appointment of Ernst & Young LLP as our independent public accountants, the Board of Directors will reconsider its appointment.

        The affirmative vote of a majority of the shares present or represented and entitled to vote at the Meeting is required to ratify the appointment of the independent public accountants.

        The Board Of Directors Recommends A Vote To Ratify The Appointment Of Ernst & Young LLP As Independent Public Accountants, And Proxies Solicited By The Board Will Be Voted In Favor Of Such Ratification Unless A Stockholder Indicates Otherwise On The Proxy.

CODE OF CONDUCT AND ETHICS

        We have adopted a code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officer. The text of the code of conduct and ethics is posted on our website at www.epixpharma.com. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of the NASDAQ National Market.

OTHER MATTERS

        The Board of Directors knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTORS

        The Bylaws provide that in order for a stockholder to bring business before or propose director nominations at an Annual Meeting, the stockholder must give written notice to our Secretary not less than 50 days, nor more than 75 days prior to the meeting. The notice must contain specified information about the proposed business of each nominee and the stockholder making the proposal or nomination. If less than 65 days notice or prior public disclosure of the date of the Annual Meeting is given or made to stockholders, the notice given by the stockholder must be received not later than the 15th day following the day on which the notice of such Annual Meeting date was mailed or public disclosure made, whichever first occurs. Proposals that are not received within the time frames set for the above will not be voted on at the Annual Meeting. If a proposal is received within these time frames, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the Securities and Exchange Commission. All stockholder proposals should be marked for the attention of Secretary, EPIX Pharmaceuticals, Inc. 161 First Street, Cambridge, Massachusetts 02142.

        The Company's Annual Report on Form 10-K for the year ended December 31, 2004 (other than exhibits thereto) filed with the Securities and Exchange Commission, which provides additional information about the Company is available on the Internet at www.epixpharma.com and is available in paper form to beneficial owners of the Company's common stock without charge upon written request to Attention: The Chief Executive Officer, EPIX Pharmaceuticals, Inc., 161 First Street, Cambridge, Massachusetts 02142.

APPENDIX A

EPIX PHARMACEUTICALS, INC.

Amended and Restated 1992 Incentive Plan
(as of June 2, 2005)

Section 1. Purpose

        The purpose of the EPIX Pharmaceuticals, Inc. Amended and Restated 1992 Incentive Plan (the "Plan") is to attract and retain key employees and consultants to provide an incentive for them to assist the Company to achieve long-range performance goals and to enable them to participate in the long-term growth of the Company.

Section 2. Definitions

        "Affiliate" means any business entity in which the Company owns directly or indirectly 50% or more of the total combined voting power or has a significant financial interest as determined by the Committee.

        "Award" means any Option, Restricted Stock, or Stock-Based Award awarded under the Plan.

        "Board" means the Board of Directors of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        "Committee" means one or more committees each comprised of not less than two members of the Board appointed by the Board to administer the Plan or a specified portion thereof. If a Committee is authorized to grant Options to a Reporting Person or a "covered employee" within the meaning of Section 162(m) of the Code, each member shall be a "Non-Employee Director" or the equivalent within the meaning of Rule 16b-3 under the Exchange Act or an "outside director" or the equivalent within the meaning of Section 162(m) of the Code, respectively.

        "Common Stock" or "Stock" means the Common Stock, $.01 par value per share, of the Company.

        "Company" means EPIX Pharmaceuticals, Inc.

        "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

        "Fair Market Value" means,

  (1)
  If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last price of the Common Stock on the composite tape or other comparable reporting system for the trading day of the applicable date;

  (2)
  If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded on the applicable date; and

  (3)
  If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

        "Incentive Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 which is intended to meet the requirements of Section 422 of the Code or any successor provision.

        "Nonstatutory Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 which is not intended to be an Incentive Stock Option.

        "Option" means an Incentive Stock Option or a Nonstatutory Stock Option.

        "Participant" means a person selected by the Committee to receive an Award under the Plan.

        "Performance Shares" means shares of Common Stock which may be earned by the achievement of performance goals awarded to a Participant under Section 8.

        "Restricted Period" means the period of time selected by the Committee during which an award of Restricted Stock may be forfeited to the Company.

        "Restricted Stock" means shares of Common Stock subject to forfeiture awarded to a Participant under Section 7.

        "Stock Appreciation Right" or "SAR" means a right to receive in shares of Common Stock any excess in value of shares of Common Stock over the exercise price awarded to a Participant under Section 8.

        "Stock-Based Award" means an equity award or equity based award which is not an Option or grant of Restricted Stock awarded to a Participant under Section 8 and includes Performance Shares, SARs and Stock Units.

        "Stock Unit" means an award of units that are valued in whole or in part by reference to, or otherwise based on, the value of Common Stock, awarded to a Participant under Section 8.

Section 3. Administration

        The Plan shall be administered by the Committee, provided that the Board may in any instance perform any of the functions of the Committee. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Committee's decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to grant Awards to Participants who are not Reporting Persons or covered employees and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Participants and a maximum for any one Participant.

Section 4. Eligibility

        All employees (including part-time employees), and in the case of Awards other than Incentive Stock Options and consultants of the Company or any Affiliate capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan.

Section 5. Stock Available for Awards

  (a)
  Subject to adjustment under subsection (b) below, Awards may be made under the Plan for up to 4,399,176 shares of Common Stock provided however, that no more than 100,000 shares be issued as Restricted Stock, Performance Shares or Stock Units. If any Award expires or is terminated unexercised or is forfeited without the Participant having had the benefits of ownership (other than voting rights), the shares subject to such Award, to the extent of such expiration, termination or forfeiture, shall again be available for award under the Plan. Common Stock issued through the assumption or substitution of outstanding grants from an acquired Company shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

  (b)
  In the event that the Committee determines that any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee, subject, in the case of Incentive Stock Options, to any limitation required under the Code, shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

  (c)
  Subject to adjustment under subsection (b), no Participant may receive an Award which would result in such Participant having received, during the fiscal year of the Company in which the Award is made, Awards for more than an aggregate of 300,000 shares of Common Stock.

Section 6. Stock Options

  (a)
  General.

  (i)
  Subject to the provisions of the Plan, the Committee may award Incentive Stock Options and Nonstatutory Stock Options and determine the number of shares to be covered by each Option, the option price therefore and the conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with Section 422 of the Code, or any successor provision, and any regulations thereunder. See subsection (b) below.

    (ii)
    The Committee shall establish the option price at the time each Option is awarded. Such price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award.

    (iii)
    Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Award or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

    (iv)
    No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefore is received by the Company. Such payment may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the award of the Option, by delivery of shares of Common Stock owned by the optionee, or by retaining shares otherwise issuable under the Plan, valued at their Fair Market Value on the date of delivery, or such other lawful consideration as the Committee may determine.

  (b)
  Incentive Stock Options.

    Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

    (i)
    All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options. The Option exercise period shall not exceed ten years from the date of grant.

    (ii)
    If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

    (x)
    The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one share of Common Stock at the time of grant; and

    (y)
    The option exercise period shall not exceed five years from the date of grant.

    (iii)
    For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value (determined as of the respective date or dates of grant) of more than $100,000.

Section 7. Restricted Stock

  (a)
  Subject to the provisions of the Plan, the Committee may award shares of Restricted Stock and determine the duration of the Restricted Period during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock shall be issued for no cash consideration or such minimum consideration as may be required by applicable law.

  (b)
  Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary.

Section 8. Stock-Based Awards

  (a)
  Subject to the provisions of the Plan, the Committee may award Stock-Based Awards based upon the Common Stock having such terms, restrictions, conditions, performance criteria, vesting requirements and payment rules as the Committee shall determine, including, without limitation, the grant of Performance Shares, the grant of securities convertible into Common Stock, and the grant of Stock Appreciation Rights, phantom stock awards or Stock Units.

  (b)
  Shares of Common Stock awarded in connection with a Stock-Based Award may be issued for no cash consideration or such minimum consideration as may be required by applicable law.

Section 9. General Provisions Applicable to Awards

  (a)
  Documentation. Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles.

  (b)
  Committee Discretion. Each type of Award may be made alone, in addition to or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter.

  (c)
  Dividends and Cash Awards. In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest, and (ii) cash payments in lieu of or in addition to an Award.

  (d)
  Termination of Employment. The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

  (e)
  Change in Control. In order to preserve a Participant's rights under an Award in the event of a change in control of the Company (as defined by the Committee), the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the purchase of the Award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefore, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.

  (f)
  Withholding Taxes. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant. In the Committee's discretion, the Participant may pay any taxes due with respect to an Award in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of retention or delivery.

  (g)
  Foreign Nationals. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable laws.

  (h)
  Amendment of Award. The Committee may in a manner not inconsistent with the Plan, amend, modify or terminate any outstanding Award, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

Section 10. Miscellaneous

  (a)
  No Right To Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

  (b)
  No Rights As Shareholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof.

    A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.

  (c)
  Effective Date. The 1992 Equity Incentive Plan became effective on July 10, 1992 and will terminate on March 15, 2015.

  (d)
  Amendment of Plan. The Committee may amend, suspend or terminate the Plan or any portion thereof at any time, subject to any shareholder approval that the Committee determines to be necessary or advisable. In addition, if NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of "material amendments" of equity compensation plans, then, from and after the effective date of such an amendment to the NASDAQ rules, no amendment of the Plan which (i) materially increases the number of shares to be issued under the Plan (other than to reflect a reorganization, stock split, merger, spinoff or similar transaction); (ii) materially increases the benefits to Participants, including any material change to: (a) permit a repricing (or decrease in exercise price) of outstanding Options, (b) reduce the price at which Shares or Options may be offered, or (c) extend the duration of the Plan; (iii) materially expands the class of Participants eligible to participate in the Plan; or (iv) expands the types of awards provided under the Plan shall become effective unless stockholder approval is obtained. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under an Option previously granted to him or her.

  (e)
  Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

APPENDIX B

EPIX PHARMACEUTICALS, INC.

Amended and Restated 1996 Director Stock Option Plan
(as of June 2, 2005)

1.    Purpose.

        This Amended and Restated 1996 Director Stock Option Plan (the "Plan") governs options to purchase Common Stock, $.01 par value per share (the "Common Stock"), of EPIX Pharmaceuticals, Inc. (the "Company") granted by the Company to members of the Board of Directors of the Company who are not also officers or employees of the Company. The purpose of the Plan is to attract and retain qualified persons to serve as Directors of the Company and to encourage ownership of the Common Stock of the Company by such Directors.

2.    Administration.

        Grants of stock options under the Plan shall be automatic as provided in Section 8. However, all questions of interpretation of the Plan or of any options granted hereunder shall be determined by the Board of Directors of the Company (the "Board"). Any and all powers of the Board under the Plan may be exercised by a committee consisting of one or more Directors appointed by the Board.

3.    Eligibility.

        Members of the Board who are not also officers or employees of the Company shall be eligible to participate in the Plan.

4.    Shares Subject to the Plan.

        Options may be granted under the Plan in respect of a maximum of 394,668 shares of Common Stock, subject to adjustment as provided in Section 5 below. Shares to be issued upon the exercise of options granted under the Plan may be either authorized but unissued shares or shares held by the Company in its treasury. Whenever options under the Plan lapse or terminate or otherwise become unexercisable, the shares of Common Stock which were available for such options shall again be available for the grant of options under the Plan. The Company shall at all times while the Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan.

5.    Adjustment of Number of Option Shares.

        In the event of a stock dividend, split-up, combination or reclassification of shares, recapitalization or other similar capital change relating to the Company's Common Stock, the maximum aggregate number and kind of shares or securities of the Company as to which options may be granted under this Plan and as to which options then outstanding shall be exercisable, and the option price of such options shall be appropriately adjusted so that the proportionate number of shares or other securities as to which options may be granted and the proportionate interest of holders of outstanding options shall be maintained as before the occurrence of such event.

        In the event of any reorganization, consolidation or merger to which the Company is a party and in which the Company does not survive, or upon the dissolution or liquidation of the Company, all outstanding options shall terminate; provided, however, that (i) in the event of the liquidation or dissolution of the Company, or in the event of any such reorganization, consolidation or merger in which the Company does not survive and with respect to which the resulting or surviving corporation does not assume such outstanding option or issue a substitute option therefore, such option shall be exercisable in full, without regard to any installment restrictions on exercise imposed pursuant to this Plan or any Option Agreement, during such period preceding the effective date of such liquidation, dissolution, reorganization, consolidation or merger (unless such option is terminated earlier by its terms) as may be specified by the Board; and (ii) in the event of any such reorganization, consolidation or merger, the Board may, in its good faith discretion, arrange to have the resulting or surviving corporation assume such outstanding option or issue a substitute option therefore.

        No fraction of a share shall be purchasable or deliverable upon exercise of an option, but, in the event any adjustment hereunder of the number of shares covered by the option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.

6.    Non-Statutory Stock Options.

        All options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

7.    Form of Option Agreements.

        Options shall be granted hereunder pursuant to the terms of Option Agreements which shall be substantially in a form as the Board may from time to time determine.

8.    Grant of Options and Option Terms.

        Automatic Grant of Options.

  (i)
  Each non-employee director of the Company who is elected or reelected to the Board of Directors shall, upon his or her appointment, election or reelection, automatically be granted an option to purchase 25,000 shares of Common Stock, which option shall become exercisable in equal installments over a three year period on each anniversary of the grant, provided that the optionee is still a director of the Company at the opening of business on each such date. If a non-employee director is first elected or appointed to the Board of Directors other than at an annual meeting of stockholders, on the date of his or her initial election or appointment he or she shall be granted an option to purchase the number of shares of Common Stock determined by multiplying 695 by the number of whole or partial months from the date of his or her initial election or appointment to the Company's next annual meeting of stockholders at which such director is first nominated for election or reelection, such option shall become exercisable in equal monthly installments over the period from the date of grant until the first annual meeting of stockholders at which such director is nominated for election or reelection, provided that the optionee is still a director of the Company at the opening of business on each such date. For purposes of the preceding sentence, a month shall mean a period of 30 consecutive days.

  (ii)
  In addition, each non-employee director of the Company shall automatically be granted an option to purchase 5,000 shares of Common Stock annually in the years in which such director is not up for election or reelection to the Board. Such options shall become exercisable in full on the first anniversary date of the grant, provided that the optionee is still a director of the Company at the opening of business on such date.

  Date of Grant. The "Date of Grant" for options granted under this Plan shall be (i) the date of the respective director's appointment, election or reelection, for each grant pursuant to clause (i) of the preceding paragraph and (ii) the date of the respective annual meeting of stockholders, for each grant pursuant to clause (ii) of the preceding paragraph.

  Option Price. The option price for each option granted under this Plan shall be the current fair market value of a share of Common Stock of the Company as determined by the Board of Directors in good faith, provided that if the Company's Common Stock is then quoted on the National Association of Securities Dealers Automated Quotations National Market ("NASDAQ") or traded on any other exchange, then the current fair market value of a share of Common Stock of the Company shall be the closing price for the Company's Common Stock as reported by NASDAQ, or the principal exchange on which the Company's Common Stock is then traded, on the Date of Grant.

  Term of Option. The term of each option granted under the Plan shall be ten years from the Date of Grant.

  Period of Exercise. Directors holding exercisable options under the Plan who cease to serve as members of the Board of the Company for any reason other than death may, for a period of seven months following the date of cessation of service, exercise the rights they had under such options at the time they ceased being a Director. Upon the death of a Director, those entitled to do so under the Director's will or the laws of descent and distribution shall have the right, at any time within twelve months after the date of death, to exercise in whole or in part any rights which were available to the Director at the time of his death. The rights of the option holder may be exercised by the holder's guardian or legal representative in the case of disability and by the beneficiary designated by the holder in writing delivered to the Company or, if none has been designated, by the holder's estate or his or her transferee on death in accordance with this Plan, in the case of death. Options granted under the Plan shall terminate, and no rights thereunder may be exercised, after the expiration of the applicable exercise period. Notwithstanding the foregoing provisions, no rights under any options may be exercised after the expiration of ten years from their Date of Grant.

  Method of Exercise and Payment. Each exercise of an option hereunder may be effected only by giving written notice, in the manner provided in Section 11 hereof, of intent to exercise the option, specifying the number of shares as to which the option is being exercised, and accompanied by full payment of the option price for the number of shares then being acquired. Such payment shall be made in cash, by certified or bank check payable to the order of the Company, credit to the Company's account at a financial or brokerage institution on the date of exercise or a payment commitment of such an institution acceptable to the Company, or if the option so provides, (i) in shares of Common Stock having an aggregate Fair Market Value, at the time of such payment, equal to the total option price for the number of shares of Common Stock for which payment is then being made, or (ii) partly in cash or by certified or bank check payable to the order of the Company and the balance in shares of Common Stock having an aggregate Fair Market Value, at the time of such payment, equal to the difference between the total option price for the number of shares of Common Stock for which payment is then being made and the amount of the payment in cash or by certified or bank check. Shares of Common Stock surrendered in payment of all or part of the option price shall have been held by the person exercising the option free of restrictions imposed by the Company for at least six months unless otherwise permitted by the Board. For purposes hereof, the "Fair Market Value" of the Common Stock shall be the current fair market value of a share of Common Stock of the Company as determined by the Board of Directors in good faith, provided that if the Company's Common Stock is then quoted on NASDAQ or traded on any other exchange, then the fair market value shall be the closing price for the Company's Common Stock as reported by NASDAQ, or the principal exchange on which the Company's Common Stock is then traded, for the last trading day immediately preceding the option exercise date.

  Receipt by the Company of such notice and payment shall, for purposes of this Plan, constitute exercise of the option or a part thereof. Within twenty (20) days thereafter, the Company shall deliver or cause to be delivered to the optionee a certificate or certificates for the number of shares of Common Stock then being purchased by the optionee. Such shares shall be fully paid and non-assessable. If any law or applicable regulation of the Securities and Exchange Commission or other public regulatory authority (including, but not limited to, a stock exchange) shall require the Company or the optionee (i) to register or qualify, under the Securities Act of 1933, as amended (the "Securities Act"), any similar federal statute then in force or any state law regulating the sale of securities, any shares of Common Stock covered by an option with respect to which notice of intent to exercise shall have been delivered to the Company or (ii) to take any other action in connection with such shares before issuance thereof may be effected, then the delivery of the certificate or certificates for such shares shall be postponed until completion of the necessary action, which the Company shall take in good faith and without delay. All such action shall be taken by the Company at its own expense.

  To the extent determined necessary by counsel to the Company to comply with any applicable law, the Company may require an individual exercising an option to represent that his purchase of shares of Common Stock pursuant to such exercise is for his own account, for investment and without a view to resale or distribution, and that he will not sell or otherwise dispose of any such shares except pursuant to (i) an effective registration statement covering such transaction filed with the Securities and Exchange Commission and in compliance with all of the applicable provisions of the Securities Act, and the rules and regulations thereunder, or (ii) an opinion of Company counsel that such registration is not required.

  Non-transferability. Options granted under the Plan shall not be transferable by the holder thereof otherwise than by will or the laws of descent and distribution, and is exercisable, during the optionee's lifetime only by him or her.

9.    Limitation of Rights.

  No Right to Continue as a Director. Neither the Plan, nor the granting of an option or any other action taken pursuant to the Plan, shall constitute an agreement or understanding, expressed or implied, that the Company will retain an optionee as a Director for any period of time or at any particular rate of compensation.

  No Stockholders' Rights for Options. Directors shall have no rights as stockholders with respect to the shares covered by their options until the date they exercise such options and pay the option price to the Company, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such option is exercised and paid for.

10.    Amendment or Termination.

        The Board may amend or terminate this Plan at any time subject to any stockholder approval that the Board deems necessary. The Plan shall terminate on March 15, 2015. The Plan may be terminated at an earlier date by vote of the shareholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Option Agreements executed prior to the effective date of such termination. In addition, if NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of "material amendments" of equity compensation plans, then, from and after the effective date of such an amendment to the NASDAQ rules, no amendment of the Plan which (i) materially increases the number of shares to be issued under the Plan (other than to reflect a reorganization, stock split, merger, spinoff or similar transaction); (ii) materially increases the benefits to Participants, including any material change to: (a) permit a repricing (or decrease in exercise price) of outstanding Options, (b) reduce the price at which Options may be offered, or (c) extend the duration of the Plan; (iii) materially expands the class of Participants eligible to participate in the Plan; or (iv) expands the types of awards provided under the Plan shall become effective unless stockholder approval is obtained.

11.    Notices.

        Any communication or notice required or permitted to be given under this Plan shall be in writing and mailed by registered or certified mail or delivered in hand, if to the Company, to its Sr. Vice President and Chief Financial Officer at EPIX Pharmaceuticals, Inc., 161 First Street, Cambridge, Massachusetts 02142-0118 and, if to an optionee, to such address as the optionee shall last have furnished to the Company.

12.    Governing Law.

        The Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

DETACH HERE

PROXY

EPIX PHARMACEUTICALS, INC.

161 First Street, Cambridge, Massachusetts 02142

PROXY FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS
June 2, 2005
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated April 25, 2005 in connection with the Annual Meeting of Stockholders to be held at 10:00 a.m. on Thursday, June 2, 2005 at the offices of EPIX Pharmaceuticals, Inc. (the "Company") located at 161 First Street, Cambridge, Massachusetts and hereby appoints Michael D. Webb and William T. Whelan, and each of them acting singly, the attorneys and proxies of the undersigned with full power of substitution, with all the powers which the undersigned would possess if personally present, to vote all of the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, and at any and all adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

EPIX PHARMACEUTICALS, INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
Edison, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒ Please mark votes as in this example.

1.	Proposal to elect director: Nominees: (01) Christopher F.O. Gabrieli (02) Michael D. Webb		2.	Proposal to approve the amendment and restatement of our EPIX Pharmaceuticals, Inc. Amended and Restated 1992 Incentive Plan, including a 500,000 share increase in the number of shares of common stock available for issuance under such plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	FOR	WITHHELD
	☐	☐	3.	Proposal to approve the amendment and restatement of our EPIX Pharmaceuticals, Inc. Amended and Restated 1996 Director Stock Option Plan, including a 100,000 share increase in the number of shares of common stock available for issuance under such plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	☐ ______________________________ For all nominees except as noted above		4.	Proposal to ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐
				MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

PLEASE SIGN, DATE AND MAIL THIS PROXY TODAY.
			Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer, if a partnership, please sign in partnership name by authorized person.
Signature: _________________	Date: _______	Signature: _________________	Date: _______

QuickLinks

TABLE OF CONTENTS
MANAGEMENT
EXECUTIVE COMPENSATION
REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
PROPOSAL 1
PROPOSAL 2
PROPOSAL 3 AMENDMENT AND RESTATEMENT OF OUR EPIX PHARMACEUTICALS, INC. AMENDED AND RESTATED 1996 DIRECTOR STOCK OPTION PLAN, INCLUDING A 100,000 SHARE INCREASE IN THE NUMBER OF SHARES OF OUR COMMON STOCK AVAILABLE FOR ISSUANCE UNDER SUCH PLAN
PROPOSAL 4 INDEPENDENT PUBLIC ACCOUNTANTS
CODE OF CONDUCT AND ETHICS
OTHER MATTERS
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTORS
APPENDIX A EPIX PHARMACEUTICALS, INC. Amended and Restated 1992 Incentive Plan (as of June 2, 2005)
APPENDIX B EPIX PHARMACEUTICALS, INC. Amended and Restated 1996 Director Stock Option Plan (as of June 2, 2005)